Exhibit 99.1

Dynex Capital, Inc. Announces CFO Transition

Michael Sartori appointed Chief Financial Officer, Succeeding Robert Colligan

GLEN ALLEN, Va. — February 27, 2026 — Dynex Capital, Inc. (the "Company") (NYSE: DX), a REIT with a long track record of generating dividends from high-quality mortgage assets, today announced that Michael Sartori, Head of Capital Markets and Financial Planning and Analysis (FP&A), has been appointed Chief Financial Officer effective immediately. Mr. Sartori succeeds Robert Colligan, who is leaving the CFO role by mutual agreement.

“We are pleased to have an executive of Mike’s caliber step into the CFO role, as his foundation in accounting and corporate finance, paired with his capital markets expertise and track record of success at Dynex, makes him uniquely suited for this position,” said Smriti Laxman Popenoe, Co-Chief Executive Officer and President. “Since joining the Company more than ten years ago, Mike has become a trusted and respected leader both internally and with our external partners. He has played a key role in accelerating Dynex’s growth trajectory and raising significant equity capital in a rapidly changing business environment. Mike demonstrates the performance-first mentality and commitment to ethical stewardship that is at the core of our decision making, and I’m confident that with him in the CFO seat, Dynex will maintain our momentum and continue to raise and deploy capital to deliver durable long-term value for our shareholders.”

“It is an honor to be appointed CFO, particularly at this exciting time of growth and positive momentum for our Company,” said Mr. Sartori. “When I joined Dynex over a decade ago, I was excited to join an innovative, resilient company at the intersection of capital markets and real estate finance. This is an incredible business with an exceptional team, and I look forward to playing an even greater role in executing our strategy and generating value for shareholders.”

“On behalf of everyone at Dynex, I’d like to thank Rob for his many contributions to our Company,” added Byron L. Boston, Chairman and Co-Chief Executive Officer. “Rob has been an important part of Dynex’s exponential growth over the last few years. He has instilled professionalism, rigor and transparency in our financial reporting processes, helping Dynex cement its status as one of the best-performing mortgage REITs this decade. We are grateful for his leadership and expertise.”

“It has been a privilege to serve as Dynex’s CFO and play my part in executing on our proven strategy that delivers top-tier returns,” said Mr. Colligan. “I am proud of the track record of dividend payments to shareholders and the growth in our capital base, and I look forward to seeing all that the team accomplishes in the years ahead. Mike has done a spectacular job growing the capital base of the Company and I am personally excited for him in his new role.”

To facilitate a smooth transition of roles and responsibilities, Mr. Colligan has agreed to remain with the Company to serve in an advisory role through May 1, 2026. Mr. Colligan’s departure is unrelated to the Company’s financial reporting or controls.

About Michael Sartori

Mr. Sartori has served as Dynex Capital’s Head of Capital Markets and FP&A since 2019, having joined the Company in 2013 as Assistant Controller. He has advised on the Company’s capital strategy and been a key contributor to Dynex’s strategic direction. In his most recent role, Mr. Sartori has overseen identification and monitoring of performance drivers for the Company and its investment products. He has developed financial models to analyze potential transactions, reviewed capital structure alternatives and overseen plan-to-actual forecasting and analysis.

Before joining Dynex Capital in 2013, Mr. Sartori spent several years at Genworth, where he served in several accounting management roles with a focus on derivatives accounting. Mr. Sartori spent his early career at Deloitte and Grant Thornton LLP.

Mr. Sartori earned his undergraduate degree in accounting and finance at George Mason University and is a Certified Public Accountant.

Company Description

Dynex Capital, Inc. (NYSE: DX) is a leading internally managed REIT with a long track record of delivering attractive dividends through the disciplined risk management of investments in high-quality mortgage assets backed by U.S. residential and commercial real estate. Additional information is available at www.dynexcapital.com.

Forward Looking Statements

Statements in this press release regarding the business of Dynex Capital, Inc. that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s CFO transition and expectations. The Company cautions that forward-looking statements involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements.

Contacts

Alison Griffin

(804) 217-5897

Matthew Sherman / Tim Lynch

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449